As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMPLIFY ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	82-1326219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas (Address of Principal Executive Office)	77002 (Zip Code)

Amplify Energy Corp. 2024 Amended and Restated Equity Incentive Plan

(Full title of the plan)

Eric M. Willis

Senior Vice President, General Counsel and Corporate Secretary

500 Dallas Street, Suite 1700

Houston, Texas 77002

(832) 219-9001

(Telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Amplify Energy Corp., a Delaware corporation (the “Registrant”), previously filed a registration statement on Form S-8 (Registration No. 333-279868) (the “Initial Registration Statement”) registering 2,700,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Amplify Energy Corp. 2024 Equity Incentive Plan (the “2024 Plan”).

On June 3, 2026, the Registrant’s stockholders approved an amendment and restatement of the 2024 Plan (the “A&R 2024 Plan”) in order to increase the number of shares of Common Stock authorized for issuance from 2,250,000 shares under the 2024 Plan to 2,338,971 shares under the A&R 2024 Plan, including 538,971 shares of Common Stock remaining available for issuance under the 2024 Plan, assuming outstanding performance-based awards are counted at “maximum.” This Registration Statement is being filed for the purpose of registering shares of Common Stock which have been authorized and reserved for issuance under the A&R 2024 Plan, and includes shares of Common Stock that may again become available for delivery with respect to awards under the A&R 2024 Plan pursuant to the share counting, share recycling and other terms and conditions of the A&R 2024 Plan. The A&R 2024 Plan was adopted by the Board of Directors of the Registrant on April 17, 2026, subject to stockholder approval.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Initial Registration Statement relating to the 2024 Plan, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will provide all participants in the A&R 2024 Plan with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 9, 2026;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 11, 2026;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 15, 2026, as amended by Form 8-K/A filed with the Commission on March 13, 2026, and June 3, 2026; and

(d)	The Description of the Registrant’s Capital Stock Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K (File No. 001-35512) filed on March 5, 2020).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Registrant under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed on October 21, 2016).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc., dated August 6, 2019 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (File No. 001-35512) filed on August 6, 2019).

4.3	Third Amended and Restated Bylaws of Amplify Energy Corp. (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q (File No. 001-35512) filed on November 15, 2021).

4.4	Description of Amplify Energy Corp.’s Capital Stock Registered Under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to Annual report on Form 10-K (File No. 001-35512) filed on March 5, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.

10.1#	Amplify Energy Corp. 2024 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2026).

23.1*	Consent of Cawley, Gillespie and Associates, Inc.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature pages of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

#	Compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 11, 2026.

AMPLIFY ENERGY CORP.

By:	Amplify Energy Corp.

By:	/s/ Daniel Furbee
Name:	Daniel Furbee
Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Daniel Furbee as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date presented.

Signature	Title	Date

/s/ Daniel Furbee Daniel Furbee	Chief Executive Officer (Principal Executive Officer)	June 11, 2026

/s/ James Frew James Frew	President and Chief Financial Officer (Principal Financial Officer)	June 11, 2026

/s/ Natasha France Natasha France	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 11, 2026

/s/ Christopher W. Hamm Christopher W. Hamm	Chairman and Director	June 11, 2026

/s/ Deborah G. Adams Deborah G. Adams	Director	June 11, 2026

/s/ Clint Coghill Clint Coghill	Director	June 11, 2026

/s/ Todd R. Snyder Todd R. Snyder	Director	June 11, 2026